                                                                     EXHIBIT 4.6

                          COLLATERAL PLEDGE AGREEMENT



          THIS COLLATERAL PLEDGE AGREEMENT (this "Agreement") is made and
                                                  ---------
entered into as of January 15, 1998 by Centennial Communications Corp., a Delaware corporation (the "Pledgor"), in favor of State Street Bank and Trust
                           -------
Company, as collateral agent (the "Collateral Agent"), for the benefit of the
                                   ----------------
holders (the "Senior Noteholders") of the Pledgor's 14% Senior Discount Notes
              ------------------
due 2005 and the holders (the "Convertible Noteholders") of the Pledgor's 9%
                               -----------------------
Convertible Subordinated Notes due 2006.



                             W I T N E S S E T H:



          WHEREAS, the Pledgor and State Street Bank and Trust Company, as trustee (the "Trustee"), have entered into that certain indenture dated as of
              -------
January 15, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor
                                 ---------
issued $40,000,000 units (the "Units"), each consisting of $1,000 in principal
                               -----
amount at maturity of 14% Senior Discount Notes due 2005 of the Pledgor (together with any notes issued in replacement thereof or in exchange or substitution therefor, the "Senior Notes") and one warrant (the "Initial
                            ------------                         -------
Warrants") to purchase 64 shares (the "Initial Warrant Shares") of common stock,
--------
par value $0.01 per share, of the Pledgor (the "Common Stock");



          WHEREAS, under the circumstances contemplated by the purchase agreement (the "Purchase Agreement"), dated as of January 15, 1998, among the
                ------------------
Pledgor, Salomon Brothers, Inc and Prudential Securities Incorporated (together, the "Initial Purchasers"), on or prior to February 13, 1998, the Pledgor may
     ------------------
issue and sell to the Initial Purchasers up to an additional 20,000 Units, each Unit consisting of $1,000 in principal amount at maturity of 14% Senior Discount Notes due 2005 and one warrant to purchase 64 shares of Common Stock of the Pledgor;

          WHEREAS, to the extent that any additional notes are issued under the circumstances contemplated by the Purchase Agreement, such additional notes, together with any notes issued in replacement thereof or in exchange or substitution therefor, shall be treated as "Senior Notes" for all purposes of
                                            ------------
this Agreement;

          WHEREAS, the terms of the Indenture require that the Pledgor (i) pledge to the Collateral Agent for the ratable benefit of the Senior Noteholders, and grant to the Collateral Agent for the ratable benefit of the Senior Noteholders a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of all of the Obligations of the Pledgor under the Indenture;

          WHEREAS, the Pledgor and Merrill Lynch Global Allocation Fund, Inc. ("Merrill Lynch") have entered into that certain purchase agreement dated as of
  -------------
January 15, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Convertible Note Purchase Agreement"), pursuant
                                 -----------------------------------
to which the Pledgor issued $10,000,000 in aggregate principal amount at maturity of 9% Convertible Subordinated Notes due 2006 (together with any Convertible Notes issued in replacement thereof or in exchange or substitution therefor, the "Convertible Notes");
               -----------------

          WHEREAS, the terms of the Convertible Note Purchase Agreement require the Pledgor (i) pledge to the Collateral Agent for the ratable benefit of the Convertible Noteholders, and grant to the

Collateral Agent for the ratable benefit of the Convertible Noteholders a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of all the Obligations of the Pledgor under the Convertible Note Purchase Agreement;

          WHEREAS, the Convertible Notes are subordinated to the Senior Notes on the terms described in the Convertible Notes. The rights of the Convertible Noteholders to the Pledged Collateral are subject to the rights of the Senior Noteholders as provided in the Convertible Notes and, subsequently, the rights of the Convertible Noteholders to the Pledged Collateral are junior and subordinated to the rights of the Senior Noteholders with respect to the same Pledged Collateral;

          WHEREAS, the Pledgor hereby appoints State Street Bank and Trust Company as Collateral Agent for purposes of this Agreement;

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture, the Purchase Agreement and Convertible Note Purchase Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

                                 AGREEMENT

          NOW, THEREFORE, in consideration of the premises, and in order to induce the Senior Noteholders to purchase the Senior Notes and the Convertible Noteholders to purchase the Convertible Notes, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Senior Noteholders and the Convertible Noteholders as follows:

          SECTION 1.  Defined Terms.
                      -------------

          (a) Unless otherwise defined in this Agreement, capitalized terms shall have the meanings given to them in the Indenture if related to the Senior Notes and the Convertible Note Purchase Agreement if related to the Convertible Notes.

          (b) The following terms shall have the following meanings:

          "Agreement":  this Pledge Agreement, as the same may be amended,
           ---------
     supplemented or otherwise modified from time to time.

          "Code":  the Uniform Commercial Code from time to time in effect in
           ----
     the State of New York.

          "Domestic Issuer":  as of any date, (i) SMR Direct USA, Inc. and (ii)
           ---------------
     all future domestic direct Restricted Subsidiary (as defined in the Indenture) of the Pledgor.

          "Event of Default":  means any Event of Default as defined in the
           ----------------
     Indenture so long as any Senior Note remains outstanding; provided that, if all Senior Notes have been paid, Event of Default shall mean any Event of Default as defined in the Convertible Note Purchase Agreement.

          "Excluded Stock":  all of the outstanding shares of Capital Stock
           --------------
     listed on Schedule III to this Agreement, which shall include the shares of
               ------------
     capital stock of each Foreign Issuer that, if pledged to the Collateral Agent at such time pursuant to this Agreement, would cause the undistributed earnings of such Foreign Issuer (if such Foreign Issuer had any such undistributed earnings) as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to any parent company of such Foreign Issuer for U.S. Federal income tax purposes; provided, however, that if any shares of Capital Stock of a Foreign Issuer may subsequently be pledged to the Collateral Agent without resulting in such deemed dividend, such shares shall no longer be Excluded Stock, in which case Schedule II and
                                                      -----------
     Schedule III to this Agreement shall promptly be amended to reflect
         ------------
     such change.

          "Foreign Issuer":  as of any date, each of (i) SMR Direct Cayman
           --------------
     Corp., (ii) Centennial Cayman Corp. and (iii) all future foreign direct Restricted Subsidiary of the Pledgor (as defined in the Indenture).

          "Issuers":  the collective reference to the Domestic Issuers and the
           -------
     Foreign Issuers; individually each an "Issuer."
                                            ------

          "Majority Noteholders" means from time to time and as long as any
           --------------------
     Senior Note remains outstanding, Senior Noteholders representing more than 50% of then aggregate principal amount outstanding of the Senior Notes; provided that if the Indenture permits the Trustee to direct the Collateral Agent to take actions, such direction shall be deemed for the purposes of this definition to be a direction of all the Senior Noteholders. Once all Senior Notes have been paid in full, "Majority Noteholders" shall mean from
                                           --------------------
     time to time, Convertible Noteholders representing more than 50% of the then aggregate principal amount outstanding of the Convertible Notes.

          "Obligations":  means any principal, interest, penalties, fees,
           -----------
     indemnifications, reimbursement, damages and other liabilities payable under the Indenture or the Convertible Purchase Agreement.

          "Person":  means any individual, corporation, partnership, joint
           ------
venture, association,   joint-stock company, trust, unincorporated organization
or governmental or agency or political   subdivision thereof.

          "Pledged Collateral":  as defined in Section 2 hereof.
           ------------------

          "Pledged Stock":  all shares of Capital Stock (other than Excluded
           -------------
     Stock) of the Issuers owned or acquired by the Pledgor at any time prior to the termination of this Agreement.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.



          SECTION 2.  Pledge.  (a)  Subject to Section 2(b) hereof, the Pledgor
                      ------
hereby pledges, mortgages and charges to the Collateral Agent for its benefit and for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, and grants to the Collateral Agent for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, a continuing first priority security interest in all of its right, title and interest in the following (the "Pledged Collateral"):
 ------------------

          (i) the Pledged Stock and the certificates representing the Pledged Stock, and all products and proceeds of any of the Pledged Stock, including, without limitation, all dividends, cash, options, warrants, economic rights, voting rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock or any of the foregoing; and

          (ii) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock (other than Excluded Stock) of, or other Equity Interests (as defined in the Indenture) in, the Issuers from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Stock under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, economic rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

          (b) In the event that a valid first priority security interest in the Capital Stock of any Foreign Issuer cannot be granted to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, under any applicable foreign laws by physical delivery of such Capital Stock to the Collateral Agent, the Pledgor shall take all actions that are necessary or desirable under applicable law to grant a valid first priority security interest in such Capital Stock to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders.

          SECTION 3.  Security for Obligations.  This Agreement secures the
                      ------------------------
prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Pledgor under the Indenture and the Senior Notes and under the Convertible Note Purchase Agreement and the Convertible Notes (including, without limitation, interest and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Pledgor); provided that, upon certification to the Collateral Agent by the Pledgor and the Convertible Noteholders holding at least a majority of the Convertible Notes that the Triggering Event (as defined in the Convertible Notes and the Indenture) shall have occurred, this Agreement shall no longer secure the Obligations of the Pledgor under the Convertible Note Purchase Agreement or the Convertible Notes and the holders of the Convertible Notes shall not have any future rights hereof.

          SECTION 4.  Delivery of Pledged Collateral.  Pledgor hereby agrees
                      ------------------------------
that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

          SECTION 5.  Representations and Warranties.  The Pledgor hereby makes
                      ------------------------------
all representations and warranties applicable to the Pledgor contained in the Indenture and the Convertible Note Purchase Agreement. The Pledgor further represents and warrants that:

          (a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.

          (b) All shares of the Pledged Stock have been duly authorized and validly issued and are fully paid and non-assessable.

          (c) The shares of Pledged Stock listed in Schedule I to this Agreement
                                                    ----------
constitute all the issued and outstanding shares of all classes of Capital Stock and Equity Interests issued by Domestic Issuers owned, held or possessed by the Pledgor.

          (d) The shares of Pledged Stock listed in Schedule II to this
                                                    -----------
Agreement constitute all the issued and outstanding shares of all classes of Capital Stock and Equity Interests issued by Foreign Issuers owned, held or possessed by the Pledgor other than the Excluded Stock. All of the shares of Excluded Stock owned, held or possessed by the Pledgor are listed on Schedule
                                                                     --------
III to this Agreement.
---

          (e) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

          (f) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

          (g) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

          (h) Upon the delivery to the Collateral Agent of the stock certificates evidencing the Pledged Collateral (other than the Capital Stock of the Foreign Issuers for which the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, cannot obtain a valid first priority security interest in such Capital Stock under applicable foreign law by taking possession of such Capital Stock), the Pledged Collateral created by this Agreement will constitute a valid and duly perfected first priority security interest in such Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent, the Senior Noteholders and the Convertible Noteholders, and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Pledged Collateral from the Pledgor; provided that the rights of the Convertible Noteholders shall be subordinated to the rights of the Senior Noteholders as set forth in the Convertible Note.

          (i) The Pledgor has taken all actions necessary to grant the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, a valid and perfected first priority security interest in all of the Capital Stock of the Foreign Issuers and the security interest created by this Agreement in such Pledged Collateral will constitute a valid and duly perfected first priority security interest in such Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent, the Senior Noteholders and the Convertible Noteholders, and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any such Pledged Collateral from the Pledgor; provided that the rights of the Convertible Noteholders shall be subordinated to the rights of the Senior Noteholders as set forth in the Convertible Note.

          (j) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities and the recordation of such pledge and foreclosure in the books and records of the Foreign Issuers).

          (k) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

          (l) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by and does not violate any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          (m) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.

          SECTION 6.  Further Assurance.  (a)  Pledgor will at all times cause
                      -----------------
the security interests granted pursuant to this Agreement to constitute valid and duly perfected first priority security interests in the Pledged Collateral, enforceable as such against all creditors of Pledgor and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from Pledgor. The Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all reasonable costs incurred in connection with any of the foregoing.

          (b) In the event that the Pledgor is unable to subdivide the stock certificates representing the Capital Stock of a Foreign Issuer in such a manner that only stock certificates representing Pledged Stock are delivered to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, then the Pledgor may deliver to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, stock certificates that represent both Pledged Stock and Excluded Stock; provided, however, that if any stock certificates are delivered to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible

Noteholders, that represent any Excluded Stock, neither the Collateral Agent nor any Senior Noteholder or any Convertible Noteholder shall have any interest in such Excluded Stock and the Collateral Agent shall hold such Excluded Stock for the benefit of the Pledgor; provided further, however, that if any stock certificate representing Pledged Stock and Excluded Stock is delivered to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, the Pledgor shall promptly take such actions as are necessary to subdivide each such stock certificate in such manner that the only stock certificates in the possession of the Collateral Agent represent Pledged Stock and, in any event, the Pledgor shall deliver all such divided stock certificates to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, within thirty days of the Closing Date.

          SECTION 7.  Voting Rights; Dividends; Etc.
                      -----------------------------

          (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Indenture or the Convertible Note Purchase Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement, the Indenture or the Convertible Note Purchase Agreement; provided further that such Pledgor shall give the Collateral Agent at least ten days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising of, any such right; provided that if a meeting at which such rights are to be exercised was convened upon less than five days' notice such Pledgor shall give the Collateral Agent the notice required hereunder as soon as possible after such meeting is convened but in any event before such meeting is held.

          (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture and the Convertible Note Purchase Agreement, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture and the Convertible Note Purchase Agreement) free and clear of the Lien of this Agreement, all regular and ordinary cash dividends paid from time to time in respect of the Pledged Stock.

          (c) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property and cash dividends permitted under Section 7(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, the Senior Noteholders and the Convertible Noteholders, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          (d) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 7(a) through 7(c) above.

          (e) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
Section 7(a) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the right to exercise such voting and other consensual rights at the written direction of the Majority Noteholders, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Sections 7(b) and 7(c) hereof shall automatically cease.

          (f) Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 7(e) above.

          (g) All payments of interest, principal or premium and all dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 7 shall be received in trust for the benefit of the Collateral Agent, the Senior Noteholders and Convertible Noteholders, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements or assignments).

          SECTION 8.  Covenants.  The Pledgor hereby covenants and agrees with
                      ---------
the Collateral Agent, the Senior Noteholders and the Convertible Noteholders that it will comply with all of the obligations, requirements and restrictions applicable to the Pledgor contained in the Indenture and the Convertible Note Purchase Agreement. The Pledgor further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

          (a) The Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent consent which will be given at the written direction of the Majority Noteholders, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times the Pledgor will be the sole beneficial owner of the Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral,
(iv) take any action, or permit the taking of any action by any Issuer, with respect to the Pledged Collateral the taking of which would result in a material impairment of the economic value of the Pledged Collateral as Collateral or a violation of the Indenture, this Agreement or the Convertible Note Purchase Agreement or (v) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Pledged Collateral.

          (b) The Pledgor agrees that immediately upon acquiring or becoming the beneficial owner of any additional shares of Capital Stock (other than Excluded Stock) or Equity Interests (other than Excluded Stock) of any Issuer (including as a result of the merger or consolidation of any Issuer with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Senior Noteholders and Convertible Noteholders and grant to the Collateral Agent for its benefit and the ratable benefit of the Senior Noteholders and the Convertible Noteholders, a continuing first priority security interest in such shares or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent) provided, however, if the Pledgor becomes entitled to receive or shall receive any shares of Capital Stock or Equity Interests of a Foreign Issuer (other than Excluded Stock) and the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, cannot obtain a valid first priority security interest in such Capital Stock or Equity Interests under applicable foreign law by taking physical delivery of such Capital Stock or Equity Interests, the Pledgor shall not be required to deliver such Capital Stock or Equity Interests to the Collateral Agent but shall promptly take all actions that are necessary or desirable under applicable law to grant the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, a valid first priority security interest in such Capital Stock or Equity Interests to the extent legally practicable. The Pledgor further agrees that it will promptly (i) deliver to the Collateral Agent a certificate executed by a principal executive officer of the Pledgor describing such additional shares or other Equity Interests and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder and (ii) deliver a supplement to this Agreement substantially in the form of Exhibit A to this Agreement adding such shares of Capital Stock to Schedule I or
---------                                                          ----------
Schedule II, as applicable, to this Agreement.  If the Pledgor shall at any time
-----------
acquire or own any shares of Excluded Stock not listed on Schedule III to this
                                                          ------------
Agreement, the Pledgor shall promptly amend Schedule III to include such shares
                                            ------------
of Excluded Stock.

          (c) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Pledgor reasonably acceptable to the Collateral Agent and the Majority Noteholders does not within 30 days after a request from the Collateral Agent and the Majority Noteholders deliver evidence, in form and substance reasonably satisfactory to the Collateral Agent and the Majority Noteholders with respect to any Foreign Issuer which has not already had all of its stock pledged pursuant to this Agreement, that a pledge of 66% or more of the total combined voting power of all classes of Capital Stock of such Foreign Issuer entitled to vote, would cause the undistributed earnings of such Foreign Issuer as determined for Federal income tax purposes to be treated as a deemed dividend to any direct or indirect United States parent of such Foreign Issuer for Federal income tax purposes, then that portion of such Foreign Issuer's outstanding Capital Stock not theretofore pledged pursuant to this Agreement shall promptly be pledged to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, pursuant to this Agreement and the Pledgor shall deliver such related documents as required pursuant to this Agreement to the Collateral Agent. Until such time, the Pledgor shall be required to pledge 66% of the combined voting power of all class of Capital Stock of such Foreign Issuer to vote.

          SECTION 9.  Power of Attorney.  The Pledgor hereby appoints and
                      -----------------
constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence and continuance of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 6 hereof; (iv) making of any payments or taking any acts under Section 10 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Pledgor relating to the Pledged Collateral, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

          SECTION 10.  Collateral Agent May Perform.  If the Pledgor fails to
                       ----------------------------
perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 15 hereof.

          SECTION 11.  No Assumption of Duties; Reasonable Care.  The rights and
                       ----------------------------------------
powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's, the Senior Noteholders' and the Convertible Noteholders' security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          SECTION 12.  Subsequent Changes Affecting Collateral.  The Pledgor
                       ---------------------------------------
represents to the Collateral Agent, the Senior Noteholders and the Convertible Noteholders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent, the Senior Noteholders and the Convertible Noteholders shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent which consent will be given at the written direction of the Majority Noteholders, vote to enable, or take any other action to permit, any of the Issuers to issue any Capital Stock, Equity Interests or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. The Pledgor will defend the right, title and interest of the Collateral Agent, the Senior Noteholders and the Convertible Noteholders in and to the Pledged Collateral against the claims and demands of all Persons.

          SECTION 13.  Remedies Upon Default.
                       ---------------------

          (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent, the Senior Noteholders and the Convertible Noteholders shall have, in addition to all other rights given by law, by this Agreement, the Indenture or the Convertible Note Purchase Agreement, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Code as in effect in the State of New York at that time. If any Event of Default shall occur and be continuing, the Collateral Agent may, without notice and at the written direction of the Majority Noteholders, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Issuers into the name of the Collateral Agent or the Collateral Agent's nominee(s), with any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, if any Event of Default shall have occurred and be continuing with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may at the written direction of the Majority Noteholders sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in Section 19.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent, any Senior Noteholder and any Convertible Noteholder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

          (b) If the Collateral Agent shall determine to exercise its right to sell at the written direction of the Majority Noteholders any or all of the Pledged Stock pursuant to Section 13(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Stock or that portion thereof to be sold, registered under the provisions of the Securities Act, Pledgor will cause each Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at such Issuer's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Stock under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause each Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Stock and to make available to such Issuer's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Pledgor will cause such Issuer to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the

Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Pledgor will cause each Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent, the Senior Noteholders and the Convertible Noteholders from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent, the Senior Noteholders and the Convertible Noteholders may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. Pledgor will cause each Issuer to bear all costs and expenses of carrying out its obligations hereunder.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, at the written direction of the Majority Noteholders, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer agrees to do so.

          (d) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Collateral Agent, the Senior Noteholders and the Convertible Noteholders, that the Collateral Agent, the Senior Noteholders and the Convertible Noteholders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture or the Convertible Note Purchase Agreement.

          SECTION 14.  Irrevocable Authorization and Instruction to the Issuer.
                       -------------------------------------------------------
The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by such Issuer from the Collateral Agent that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

          SECTION 15.  Fees and Expenses.  The Pledgor will upon demand pay to
                       -----------------
the Collateral

Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent, the Senior Noteholders and the Convertible Noteholders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 16.  Note and Convertible Note Interest Absolute.  All rights
                       -------------------------------------------
of the Collateral Agent, the Senior Noteholders and the Convertible Noteholders and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture, the Convertible Note Purchase Agreement or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or the Convertible Note Purchase Agreement;

          (c) any taking, exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

          (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations in the Indenture, the Convertible Note Purchase Agreement or of this Agreement.

          SECTION 17.  Application of Proceeds.  Upon the occurrence and during
                       -----------------------
the continuance of an Event of Default and a vote of acceleration by the Majority Noteholders, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

          first, to payment of the expenses of such sale or other realization,
          -----
including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 15 hereof;

          second, to the ratable payment (based on the outstanding principal
          ------
amount of Senior Notes at the time of distribution) of accrued but unpaid interest on the then outstanding Senior Notes;

          third, to the ratable payment of accrued but unpaid principal of the
          -----
then outstanding Senior Notes;

          fourth, to the ratable payment of all other Obligations under the
          ------
Indenture, until such Obligations shall have been paid in full;

          fifth, to the ratable payment (based on the outstanding principal
          -----
amount of Convertible Notes at the time of distribution) of accrued but unpaid interest on the then outstanding Convertible

Notes;

          sixth, to the ratable payment of unpaid principal of the then
          -----
outstanding Convertible Notes;

          seventh, to the ratable payment of all other Obligations under the
          -------
Convertible Note Purchase Agreement, until such Obligations shall have been paid in full; and

          finally, to payment to the Pledgor or its successors or assigns, or as
          -------
a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 18.   Uncertificated Securities.  Notwithstanding anything to
                        -------------------------
the contrary contained herein, if any Pledged Stock (whether now owned or hereafter acquired) is uncertificated Pledged Stock, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-301 and 8-307 of the New York Uniform Commercial Code). The Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Pledged Stock promptly upon request of the Collateral Agent.

          SECTION 19.   Miscellaneous Provisions.
                        ------------------------

          Section 19.1  Notices.  All notices, approvals, consents or other
                        -------
communications required or desired to be given hereunder is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address: If to the Company, Centennial Communications Corp., 1610 Wynkoop Street, Suite 300, Denver, Colorado 80202, Telecopier No.: (303) 571-5050, Attention: Chief Financial Officer, with a copy to Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, Colorado 80202, Telecopier No.: (303) 295-8261, Attention: Michael S. Quinn, Esq., or, in the case of the Collateral Agent, to: State Street Bank and Trust Company, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Department, Telecopier No.: (806) 986-7920.

          All notices and communications (other than those sent to Senior Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied, when receipt acknowledged; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Senior Noteholder or Convertible Noteholder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, to the extent required by the TIA. Failure to mail a notice or communication to a Senior Noteholder or Convertible Noteholder or any defect in it shall not affect its sufficiency with respect to other Senior Noteholders or Convertible Noteholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          The Company or the Trustee, by notice to others may designate additional or different addresses for subsequent notices or communications.

          Section 19.2  Certificate and Opinion as to Conditions Precedent.
                        --------------------------------------------------
Upon any request or application by the Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Collateral Agent an Officers' Certificate and/or an Opinion of Counsel in accordance with the requirements of Section 10.04 of the Indenture.

          Section 19.3  No Adverse Interpretation of Other Agreements.  This
                        ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, any Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

          Section 19.4  Severability.  The provisions of this Agreement are
                        ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 19.5  No Recourse Against Others.  No director, officer,
                        --------------------------
employee, stockholder or affiliate, as such, of the Pledgor or any Issuer shall have any liability for any obligations of the Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Senior Noteholder, by accepting a Note and each Convertible Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes and the Convertible Notes.

          Section 19.6  Headings.  The headings of the Articles and Sections of
                        --------
this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 19.7  Counterpart Originals; Facsimile.  This Agreement may be
                        --------------------------------
signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier this Agreement may be executed by facsimile.

          Section 19.8  Benefits of Agreement.  Nothing in this Agreement,
                        ---------------------
express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Senior Noteholders and the Convertible Noteholders of the Convertible Notes, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 19.9  Amendments, Waivers and Consents.  The Pledgor and the
                        --------------------------------
Collateral Agent may amend or supplement this Agreement without the consent of the Majority Noteholders:

          (a) to cure any ambiguity, defect or inconsistency; and

          (b) to make any change that would provide any additional rights or benefits to the Senior Noteholders and Convertible Noteholders or that does not adversely effect the legal rights hereunder of any Senior Noteholder or Convertible Noteholder.

          Except as provided above, the Pledgor and the Collateral Agent may amend or supplement this Agreement if the Collateral Agent has been directed in writing to do so by the Majority Noteholders and neither the Collateral Agent nor any Senior Noteholder or any Convertible Noteholder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent, any Senior Noteholder or any Convertible Noteholder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, any Senior Noteholder or any Convertible Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent, such Senior Noteholder, or such Convertible Noteholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 19.10  Interpretation of Agreement.  Time is of the essence in
                         ---------------------------
each provision of this Agreement of which time is an element. All terms not defined herein, in the Indenture or in the Convertible Note Purchase Agreement shall have the meaning set forth in the applicable Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture or the Convertible Note Purchase Agreement and is not dealt with herein with more specificity, the Indenture or the Convertible Note Purchase Agreement, as may be the case, shall control with respect to the subject matter of such term or provision. Any conflicts between the Indenture and the Convertible Note Purchase Agreement shall be resolved in favor of the Indenture. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 19.11  Continuing Security Interest; Transfer of Senior Notes.
                         ------------------------------------------------------
This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Collateral Agent, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Senior Noteholders, the Convertible Noteholders and their respective successors, transferees and assigns.

          Section 19.12  Reinstatement.  This Agreement shall continue to be
                         -------------
effective or be reinstated if at any time any amount received by the Collateral Agent, any Senior Noteholder or any Convertible Noteholder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, any Senior Noteholder or any Convertible Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          Section 19.13  Survival of Provisions.  All representations,
                         ----------------------
warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations under the Indenture and the Convertible Note Purchase Agreement.

          Section 19.14  Waivers.  The Pledgor waives presentment and demand for
                         -------
payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein, in the Indenture or the Convertible Note Purchase Agreement.

          Section 19.15  Authority of the Collateral Agent.
                         ---------------------------------

          (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Senior Noteholders, the Convertible Noteholders and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Senior Noteholders, the Convertible Noteholders or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Senior Noteholders, the Convertible Noteholders or such Person.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent, the Senior Noteholders and the Convertible Noteholders, be governed by the Indenture, the Convertible Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Senior Noteholders and the Convertible Noteholders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 19.16  Resignation or Removal of the Collateral Agent.  Until
                         ----------------------------------------------
such time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Pledgor, Senior Noteholders and Convertible Noteholders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Majority Noteholders shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this
Section 19.16. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Majority Noteholders, as provided in this Section 19.16. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged

Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

          Section 19.17  Release; Termination of Agreement.
                         ---------------------------------

          (a) Subject to the provisions of Section 19.12 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of the Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent or (ii) on the day after the first anniversary of the Legal Defeasance of all of the Obligations pursuant to Section 8.02 of the Indenture (other than those surviving Obligations specified therein unless the Obligations in respect of the Convertible Notes are still outstanding in which case clause (i) hereof shall apply). At such time, the Collateral Agent shall, at the request of the Pledgor, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.

          (b) The Pledgor agrees that it will not, except as permitted by the Indenture and the Convertible Note Purchase Agreement, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral; provided, however, that if the Pledgor shall sell any of the Pledged Collateral in accordance with the terms of the Indenture, including the requirement that Pledgor apply the Net Proceeds of such sale in accordance with Section 4.10 of the Indenture, the Collateral Agent shall, at the request of the Pledgor and subject to requirements of Section 10.03 of the Indenture, release the Pledged Collateral subject to such sale free and clear of the Lien and security interest under this Agreement.

          Section 19.18  Final Expression.  This Agreement, together with any
                         ----------------
other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 19.19  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                         ----------------------------------------------------
JURY TRIAL; WAIVER OF DAMAGES.
-----------------------------

          (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT, THE SENIOR NOTEHOLDERS AND THE CONVERTIBLE NOTEHOLDERS
IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH (vi) BELOW, THE PLEDGOR AND THE COLLATERAL AGENT AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT,

EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PLEDGOR AND THE COLLATERAL AGENT, ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. THE PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iii) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY SENIOR NOTEHOLDER AND ANY CONVERTIBLE NOTEHOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (iv) THE PLEDGOR, THE COLLATERAL AGENT, THE SENIOR NOTEHOLDERS AND THE CONVERTIBLE NOTEHOLDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          (v) THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 11.02 OF THE INDENTURE AND SECTION K OF THE CONVERTIBLE NOTE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

          (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT, ANY SENIOR NOTEHOLDER AND ANY CONVERTIBLE NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

          (vii) THE PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY SENIOR NOTEHOLDER OR ANY CONVERTIBLE NOTEHOLDER SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR

OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH SENIOR NOTEHOLDER OR SUCH CONVERTIBLE NOTEHOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH SENIOR NOTEHOLDER OR SUCH CONVERTIBLE NOTEHOLDERS, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (viii) THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT, ANY SENIOR NOTEHOLDER AND ANY CONVERTIBLE NOTEHOLDER OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND A VOTE OF ACCELERATION BY THE MAJORITY NOTEHOLDERS TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT, ANY SENIOR NOTEHOLDER OR ANY CONVERTIBLE NOTEHOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT, ANY SENIOR NOTEHOLDER OR ANY CONVERTIBLE NOTEHOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, THE COLLATERAL AGENT, THE SENIOR NOTEHOLDERS AND THE CONVERTIBLE NOTEHOLDERS.

          Section 19.20  Acknowledgments.  The Pledgor hereby acknowledges that:
                         ---------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) neither the Collateral Agent nor any Senior Noteholder or any Convertible Note holder has any fiduciary relationship to the Pledgor, and the relationship between the Collateral Agent, the Senior Noteholders and the Convertible Noteholders, on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a creditor; and

          (c) no joint venture exists among the Senior Noteholders, the Convertible Noteholders or among the Pledgor, the Senior Noteholders and the Convertible Noteholders.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.



                                PLEDGOR

                                CENTENNIAL COMMUNICATIONS CORP.,
                                a Delaware corporation

                                By: /s/ Bernard G. Dvorak
                                    ---------------------
                                Name: Bernard G. Dvorak
                                Title: Chief Financial Officer


                                COLLATERAL AGENT:

                                STATE STREET BANK AND TRUST COMPANY

                                By: /s/ Philip Kane, Jr.
                                        ----------------
                                Name: Philip Kane, Jr.
                                Title: Vice President

                                  SCHEDULE I
                                  ----------

                      PLEDGED SHARES OF DOMESTIC ISSUERS
                      ----------------------------------

                            Number of Pledged          Share Certificate            Percentage of
                            -----------------          -----------------            -------------
Issuer                      Shares                     Number                       Outstanding
------                      ------                     ------                       -----------
SMR Direct USA, Inc.         100                         C-1                           100%

                                  SCHEDULE II
                                  -----------

                       PLEDGED SHARES OF FOREIGN ISSUERS
                       ---------------------------------

                            Number of Pledged          Share Certificate          Percentage of
Issuers                     -----------------          -----------------          -------------
-------                     Shares                     Number                     Outstanding
                            ------                     ------                     -----------
SMR Direct Cayman             66                         003                        66%
 Corp.

Centennial Cayman Corp.       66                         002                        66%

                                 SCHEDULE III
                                 ------------

                            List of Excluded Stock
                            ----------------------

Issuers                   Number of Pledged         Share Certificate           Percentage of
-------                   -----------------         -----------------           -------------
                          Shares                    Number                      Outstanding
                          ------                    ------                      -----------
SMR Direct Cayman           2                         002                          34%
 Corp.                      32                        004

Centennial Cayman           2                         001                          34%
 Corp.                      32                        003

                                   EXHIBIT A

                       STOCK PLEDGE AGREEMENT SUPPLEMENT
                       ---------------------------------

          STOCK PLEDGE AGREEMENT SUPPLEMENT, dated as of January ___, 1998 (this "Supplement"), made by CENTENNIAL COMMUNICATIONS CORP. (the "Pledgor") in favor
 ----------                                                  -------
of State Street Bank and Trust Company, as agent (in such capacity, the "Collateral Agent") for the holders (the "Senior Noteholders") of the Pledgor's
-----------------                         ------------------
14% Senior Discount Notes due 2005 and for the holders (the "Convertible
                                                             -----------
Noteholders") of the Pledgor's 9% Convertible Subordinated Notes due 2006.
-----------

          1. Reference is hereby made to that certain Pledge Agreement, dated as of January, 1998 (as amended, supplemented or otherwise modified as of the date of this Supplement, the "Pledge Agreement"), made by the Pledgor
                                       ----------------
     in favor of the Collateral Agent. Unless otherwise defined in this Supplement, capitalized terms shall have the meanings given them in the Pledge Agreement.

          2. The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, under the Pledge Agreement and, as additional collateral security for the prompt and complete payment when and as due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby delivers to the Collateral Agent, for the ratable benefit of the Senior Noteholders and the Convertible Noteholders, the shares of Capital Stock of [INSERT NAME OF ISSUER] (the "New Issuer") listed in Schedule I to this Supplement,
                           ----------
     together with all stock certificates, options, or rights of any nature whatsoever (other than Excluded Stock) that may be issued or granted by the New Issuer in respect of such stock while the Pledge Agreement, as supplemented by this Supplement, is in force (the "Additional Pledged
                                                        ------------------
     Stock" and, as used in the Pledge Agreement as supplemented by this Supplement, "Pledged Stock" shall be deemed to include the Additional
                  -------------
     Pledged Stock) and hereby grants to the Collateral Agent, for the ratable benefit of the Banks, a valid and duly perfected first priority security interest in the Additional Pledged Stock and all Proceeds thereof.

          3. The Pledgor hereby represents and warrants that all of the representations and warranties contained in Section 5 of the Pledge Agreement as supplemented by this Supplement are true and correct on the date of this Supplement.

          4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof and the Pledge Agreement is hereby supplemented as provided in this Supplement. Without limiting the foregoing, [Schedule I] [Schedule II] to the Pledge Agreement shall hereby be deemed to include each item listed in Schedule I to this Supplement and all references in the Pledge Agreement to (i) ["Domestic
                                                                    --------
     Issuer"] ["Foreign Issuer"] and "Issuers" shall include the New Issuer, and
     ------     --------------        -------
     (ii) the "Pledge Agreement" shall mean the Pledge Agreement as supplemented
               ----------------
     by this Supplement and any other supplements entered into by the Pledgor.

          IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered on the date first set forth above.



                                    CENTENNIAL COMMUNICATIONS CORP.


                                    By: ---------------------------
                                        Name:
                                        Title:

                                                                  SCHEDULE I TO
                                              STOCK PLEDGE AGREEMENT SUPPLEMENT
                                              ---------------------------------



                    Description of Additional Pledged Stock
                    ---------------------------------------

                            Number of Pledged          Share Certificate       Percentage of
                            -----------------          -----------------      -------------
Issuer                      Shares                     Number                  Outstanding
------                      ------                     ------                  -----------
